Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy, L.P.
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P. REPORTS OPERATING AND FINANCIAL RESULTS

FOR THE SECOND QUARTER 2014

•	Increased its cash distribution to $0.49 per unit for the second quarter 2014, an 11% increase over the prior year second quarter

•	Atlas Resource Partners, L.P. (ARP), generated record net daily production of approximately 261.3 million cubic feet equivalents per day for the second quarter 2014, a 6% increase over the first quarter 2014

•	ARP organically grew its oil production 33% in the second quarter to approximately 2,100 barrels per day, exclusive of production from ARP’s recent acquisitions

•	Atlas Pipeline Partners, L.P. (APL), reported record processed gas volumes of approximately 1.5 billion cubic feet per day (Bcfd) in the second quarter

•	APL recently expanded processing capacity by over 20% in the past three months with new plants in its SouthOk and SouthTX regions

•	Second quarter 2014 financial and operational results will be discussed on a conference call at 9AM ET on Friday, August 8th

Pittsburgh, PA – August 7, 2014 - Atlas Energy, L.P. (NYSE: ATLS) (“Atlas Energy” or “ATLS”) today reported operating and financial results for the second quarter 2014.

Edward E. Cohen, Chief Executive Officer of ATLS, stated, “We are pleased with this quarter’s results at ATLS, which are attributable to both of our subsidiaries, Atlas Pipeline and Atlas Resource. As the only general partner MLP with income from both midstream and upstream assets, we expect to benefit from further growth in cash flow, including incentive distribution rights, from our subsidiaries this year and beyond.”

* * *

Cash Distributions

•	ATLS declared a cash distribution of $0.49 per limited partner unit for the second quarter 2014, which represents a $0.05 per unit, or an 11%, increase over the prior year second quarter. The second quarter 2014 ATLS distribution will be paid on August 19, 2014 to holders of record as of August 6, 2014.

•	Atlas Resource Partners, L.P. (NYSE: ARP), Atlas Energy’s E&P subsidiary, paid monthly cash distributions totaling $0.583 per limited partner unit for the second quarter 2014, an approximate 8% increase over the prior year second quarter distribution. The most recent ARP monthly distribution of $0.1966 per unit ($2.36 per unit on an annual basis) for June 2014 will be paid on August 14, 2014 to holders of record as of August 6, 2014. ATLS will receive approximately $18.3 million of cash distributions from ARP’s second quarter 2014 distribution.

•	Atlas Pipeline Partners, L.P. (NYSE: APL), Atlas Energy’s midstream subsidiary, declared a cash distribution for the second quarter 2014 of $0.63 per unit, a 2% increase from APL’s prior year quarter. This distribution will be paid on August 14, 2014 to holders of record as of August 7, 2014. ATLS will receive approximately $10.7 million of cash distributions based upon APL’s second quarter 2014 distribution.

Recent Events

Atlas Resource’s issuance of an additional $100 million 7.75% Senior Notes due 2021

On June 2, 2014, ARP closed its offering of an additional $100 million of its 7.75% Senior Notes due 2021 in a private placement transaction issued at 99.5% of par. ARP used the net proceeds from this offering to fund a portion of its previously announced acquisition of oil assets in the Rangely Field in northwest Colorado. The senior notes are subject to a registration rights agreement entered in connection with the transaction, which requires ARP, among other things, to file a registration statement with the SEC and exchange the privately placed notes for registered notes by certain dates.

ARP’s Second Quarter 2014 Highlights

•	Average net daily production for the second quarter 2014 was 261.3 million cubic feet equivalents per day (“Mmcfed”), an increase of almost 100% from the prior year comparable quarter and approximately 6% from the first quarter 2014. The second quarter 2014 volumes included a 515 barrel per day (“bpd”), or 33%, increase in crude oil volumes from the first quarter 2014 and a 268 bpd increase, or 8%, in natural gas liquids (“NGL”) volumes from the first quarter 2014, due to higher oil and NGL volumes in the Marble Falls and the Mississippi Lime. Pro forma for the acquired Rangely Field production in Colorado, oil production for the full quarter was approximately 4,600 bpd. The sequential increase in total production was due to the acquisition of producing assets from GeoMet on May 12, 2014, which generated 11.3 million cubic feet per day (“Mmcfd”) for the full quarter (20.5 Mmcfd from the date of acquisition), while the increase in crude oil and NGL volumes was due to additional wells connected during the current quarter in ARP’s Marble Falls and Mississippi Lime regions. The increase in net production from the second quarter 2013 was due primarily to the acquisition of producing assets from GeoMet in May 2014 and EP Energy in July 2013, which are located in the Raton Basin (New Mexico), Black Warrior Basin (Alabama) and County Line region (Wyoming).

ATLS owns 100% of the general partner Class A units and the incentive distribution rights, and a 28% limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the ARP first quarter 2014 earnings release for additional details on its financial results.

APL’s Second Quarter 2014 Highlights

During the second quarter 2014, APL’s processed volumes on its gathering and processing systems in the Mid Continent region, primarily in Texas and Oklahoma, were over 1.5 billion cubic feet per day (“Bcfd”), approximately 20% higher than the prior year comparable quarter’s volumes. APL processed 123,000 bpd of natural gas liquids generated from its five processing systems in highly prolific oil & gas basins.

ATLS owns a 2.0% general partner interest, all of the incentive distribution rights, and a 5.8% limited partner interest in APL. ATLS’ financial results are presented on a consolidated basis with those of APL. Non-controlling interests in APL are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the APL first quarter 2014 earnings release for additional details on its financial results.

Hedge Positions

In connection with its acquisition from EP Energy in July 2013 of natural gas proved reserves in the Arkoma Basin (“Arkoma Assets”), ATLS entered into direct natural gas hedge positions for a substantial portion of its production through 2018. A summary of ATLS’s derivative positions as of August 7, 2014 is provided in the financial tables of this release.

Corporate Expenses

•	Cash general and administrative expense, excluding amounts attributable to APL and ARP, was $2.3 million for the second quarter 2014, a decrease of $1.6 million from the first quarter 2014 and $0.3 million higher than the prior year comparable quarter. The sequential decrease in expense was due primarily to the seasonality of certain public company costs, which are weighted more heavily to the early portion of the year. Please refer to the consolidating statements of operations provided in the financial tables of this release.

•	Cash interest expense, excluding amounts attributable to APL and ARP, was $4.0 million for the second quarter 2014, consistent with the first quarter 2014 and $2.6 million higher than the prior year comparable quarter. The increase from the prior year was due primarily to interest expense on ATLS’ $240 million term loan credit facility, which was entered into in July 2013 to fund the acquisition of the Arkoma Assets from EP Energy and the purchase of the Class C convertible preferred units from ARP. As of June 30, 2014, ATLS had approximately $238 million of total debt, with no borrowings outstanding under its $50 million revolving credit facility, and a cash position of approximately $13 million.

* * *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, L.P.’s second quarter 2014 results on Friday, August 8, 2014 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 1:00 p.m. ET on August 8, 2014 by dialing 855-859-2056, passcode: 74103318.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 28% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 6% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 13,800 producing natural gas and oil wells, located primarily in Appalachia, the Barnett Shale (TX), the Mississippi Lime (OK), the Raton Basin (NM), Black Warrior Basin (AL) and the Rangely Field in Colorado. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In Oklahoma, southern Kansas, Texas, and Tennessee, APL owns and operates 15 active gas processing plants, 18 gas treating facilities, as well as approximately 11,200 miles of active intrastate gas gathering pipeline. For more information, visit APL’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource and production potential, planned expansions of capacity and other capital expenditures, distribution amounts, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; ability to realize the benefits of its and ATLS’ and its subsidiaries’ acquisitions; changes in commodity prices and hedge positions; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’, ARP’s and APL’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Gas and oil production	$110,694	$47,094	$211,519	$93,158
Well construction and completion	16,336	24,851	65,713	81,329
Gathering and processing	721,259	535,922	1,432,239	956,009
Administration and oversight	4,166	3,391	5,895	4,476
Well services	6,365	4,864	11,844	9,680
Gain (Loss) on mark-to-market derivatives(1)	(6,367)	27,107	(15,038)	15,024
Other, net	(564)	566	17	6,221

Total revenues	851,889	643,795	1,712,189	1,165,897

Costs and expenses:
Gas and oil production	43,828	19,035	82,586	34,251
Well construction and completion	14,206	21,609	57,142	70,721
Gathering and processing	612,050	453,868	1,217,004	805,609
Well services	2,426	2,305	4,908	4,623
General and administrative	55,976	53,874	104,416	94,532
Depreciation, depletion and amortization	109,626	68,580	210,904	120,246

Total costs and expenses	838,112	619,271	1,676,960	1,129,982

Operating income	13,777	24,524	35,229	35,915
Gain (loss) on asset sales and disposal	48,477	(2,191)	46,874	(2,893)
Interest expense	(40,819)	(27,531)	(82,133)	(53,341)
Loss on early extinguishment of debt	—	(19)	—	(26,601)

Net income (loss) before tax	21,435	(5,217)	(30)	(46,920)
Income tax benefit	498	28	896	37

Net income (loss)	21,933	(5,189)	866	(46,883)
Loss (income) attributable to non-controlling interests	(31,956)	(3,058)	(24,814)	26,040

Net loss attributable to common limited partners	$(10,023)	$(8,247)	$(23,948)	$(20,843)

Net loss attributable to common limited partners per unit:
Basic and Diluted	$(0.19)	$(0.16)	$(0.46)	$(0.41)
Weighted average common limited partner units outstanding:
Basic and Diluted	51,886	51,380	51,689	51,375

(1)	Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of ATLS’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of ATLS.

ATLAS ENERGY, L.P.

CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$21,052	$23,501
Accounts receivable	345,353	279,464
Current portion of derivative asset	255	2,066
Subscriptions receivable	16,336	47,692
Prepaid expenses and other	47,950	27,612

Total current assets	430,946	380,335
Property, plant and equipment, net	5,726,842	4,910,875
Intangible assets, net	634,913	697,234
Investment in joint ventures	179,054	248,301
Goodwill, net	397,547	400,356
Long-term derivative asset	4,632	30,868
Other assets, net	131,684	124,672

	$7,505,618	$6,792,641

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$2,720	$2,924
Accounts payable	227,697	149,279
Liabilities associated with drilling contracts	—	49,377
Accrued producer liabilities	179,843	152,309
Current portion of derivative liability	31,816	17,630
Accrued interest	48,983	47,402
Accrued well drilling and completion costs	73,582	40,899
Accrued liabilities	95,025	87,435

Total current liabilities	659,666	547,255
Long-term debt, less current portion	3,094,092	2,886,120
Deferred income taxes, net	32,394	33,290
Asset retirement obligations and other	116,209	103,100
Commitments and contingencies
Partners’ Capital:
Common limited partners’ interests	346,103	361,511
Accumulated other comprehensive income (loss)	(3,317)	10,338

	342,786	371,849
Non-controlling interests	3,260,471	2,851,027

Total partners’ capital	3,603,257	3,222,876

	$7,505,618	$6,792,641

ATLAS ENERGY, L.P.

Financial and Operating Highlights

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net loss attributable to common limited partners per unit - basic	$(0.19)	$(0.16)	$(0.46)	$(0.41)
Cash distributions paid per unit(1)	$0.49	$0.44	$0.95	$0.75
Production volume:(2)(3)
ATLAS ENERGY:
Natural gas (Mcfd)	12,630	—	12,069	—
Oil (Bpd)	200	—	125	—
Natural gas liquids (Bpd)	118	—	75	—

Total (Mcfed)	14,538	—	13,272	—

ATLAS RESOURCES:
Natural gas (Mcfd)	226,684	105,638	221,714	106,442
Oil (Bpd)	2,084	1,281	1,827	1,191
Natural gas liquids (Bpd)	3,689	3,386	3,556	3,292

Total (Mcfed)	261,323	133,641	254,016	133,341

TOTAL:
Natural gas (Mcfd)	239,314	105,638	233,783	106,442
Oil (Bpd)	2,284	1,281	1,953	1,191
Natural gas liquids (Bpd)	3,808	3,386	3,631	3,292

Total (Mcfed)	275,861	133,641	267,288	133,341

Average sales prices:(3)
ATLAS ENERGY:
Natural gas (per Mcf)(4)	$3.96	$—	$3.97	$—
Oil (per Bbl)	$96.53	$—	$93.77	$—
Natural gas liquids (per gallon)	$0.74	$—	$0.73	$—
ATLAS RESOURCES:
Natural gas (per Mcf)(4)	$3.78	$3.31	$3.92	$3.32
Oil (per Bbl)(5)	$90.66	$90.90	$89.12	$89.97
Natural gas liquids (per gallon)(6)	$0.66	$0.63	$0.70	$0.65
TOTAL:
Natural gas (per Mcf)(4)	$3.79	$3.31	$3.92	$3.32
Oil (per Bbl)(5)	$91.18	$90.90	$89.42	$89.97
Natural gas liquids (per gallon)(6)	$0.66	$0.63	$0.70	$0.65
Production costs:(3)(7)
ATLAS ENERGY:
Lease operating expenses per Mcfe	$1.12	$—	$1.08	$—
Production taxes per Mcfe	0.32	—	0.30	—
Transportation and compression expenses per Mcfe	0.13	—	0.30	—

Total production costs per Mcfe	$1.56	$—	$1.68	$—

ATLAS RESOURCES:
Lease operating expenses per Mcfe	$1.24	$1.21	$1.21	$1.09
Production taxes per Mcfe	0.24	0.23	0.26	0.23
Transportation and compression expenses per Mcfe	0.27	0.24	0.28	0.20

Total production costs per Mcfe	$1.76	$1.68	$1.74	$1.51

TOTAL:
Lease operating expenses per Mcfe	$1.23	$1.21	$1.20	$1.09
Production taxes per Mcfe	0.25	0.23	0.26	0.23
Transportation and compression expenses per Mcfe	0.26	0.24	0.28	0.20

Total production costs per Mcfe	$1.74	$1.68	$1.74	$1.51

ATLAS PIPELINE:
Production volume:(3)
Gathered gas volume (Mcfd)	1,604,351	1,432,818	1,545,769	1,371,537
Processed gas volume (Mcfd)	1,502,985	1,253,158	1,445,844	1,203,953
Residue gas volume (Mcfd)	1,289,080	1,090,703	1,227,679	1,052,202
NGL volume (Bpd)	122,992	118,966	118,230	108,731
Condensate volume (Bpd)	5,395	4,543	4,852	4,090
Average sales prices:(3)
Natural gas (per Mcf)	$4.19	$3.82	$4.45	$3.59
Condensate (per Bbl)	$95.78	$89.15	$92.74	$88.09
Natural gas liquids (per gallon)	$0.98	$0.84	$1.02	$0.84

(1)	Represents the cash distributions declared per limited partner unit for the respective period and paid by ATLS within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(2)	Production quantities consist of the sum of (i) the proportionate share of production from wells in which ATLS and ARP have a direct interest, based on the proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.
(3)	“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.
(4)	ATLS’ average sales price for natural gas before the effects of financial hedging was $4.25 per Mcf and $4.36 per Mcf for the three and six months ended June 30, 2014; ARP’s average sales prices for natural gas before the effects of financial hedging were $4.13 per Mcf and $3.47 per Mcf for the three months ended June 30, 2014 and 2013, respectively, and $4.40 per Mcf and $3.18 per Mcf for the six months ended June 30, 2014 and 2013, respectively. Total average sales prices for natural gas before the effects of financial hedging were $4.13 per Mcf and $3.47 per Mcf for the three months ended June 30, 2014 and 2013, respectively, and $4.39 per Mcf and $3.18 per Mcf for the six months ended June 30, 2014 and 2013, respectively. ARP’s amounts exclude the impact of subordination of ARP’s production revenues to investor partners within its investor partnerships. Including the effects of this subordination, ARP’s average natural gas sales prices were $3.76 per Mcf ($4.11 per Mcf before the effects of financial hedging) and $2.95 per Mcf ($3.10 per Mcf before the effects of financial hedging) for the three months ended June 30, 2014 and 2013, respectively, and $3.78 per Mcf ($4.26 per Mcf before the effects of financial hedging) and $2.98 per Mcf ($2.85 per Mcf before the effects of financial hedging) for the six months ended June 30, 2014 and 2013, respectively. Including the effect of this subordination, total average realized gas sales price was $3.77 per Mcf ($4.12 per Mcf before the effects of financial hedging) and $2.95 per Mcf ($3.10 per Mcf before the effects of financial hedging) for the three months ended June 30, 2014 and 2013, respectively, and $3.79 per Mcf ($4.26 per Mcf before the effects of financial hedging) and $2.98 per Mcf ($2.85 per Mcf before the effects of financial hedging) for the six months ended June 30, 2014 and 2013, respectively.
(5)	ARP’s average sales prices for oil before the effects of financial hedging were $98.95 per barrel and $92.33 per barrel for the three months ended June 30, 2014 and 2013, respectively, and $96.49 per barrel and $91.63 per barrel for the six months ended June 30, 2014 and 2013, respectively. Total average sales prices for oil before the effects of financial hedging were $98.74 per barrel and $92.33 per barrel for the three months ended June 30, 2014 and 2013, respectively, and $96.32 per barrel and $91.63 per barrel for the six months ended June 30, 2014 and 2013, respectively.
(6)	ARP and total average sales prices for natural gas liquids before the effects of financial hedging were $0.69 per gallon and $0.63 per gallon for the three months ended June 30, 2014 and 2013, respectively; ARP and total average sales prices for natural gas liquids before the effects of financial hedging were $0.77 per gallon and $0.66 per gallon for the six months ended June 30, 2014 and 2013, respectively.
(7)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, production overhead and transportation and compression expenses. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, ARP’s lease operating expenses per Mcfe were $1.24 per Mcfe ($1.76 per Mcfe for total production costs) and $1.10 per Mcfe ($1.57 per Mcfe for total production costs) for the three months ended June 30, 2014 and 2013, respectively, and $1.17 per Mcfe ($1.71 per Mcfe for total production costs) and $1.00 per Mcfe ($1.42 per Mcfe for total production costs) for the six months ended June 30, 2014 and 2013, respectively. Including the effects of these costs, total lease operating expenses per Mcfe were $1.24 per Mcfe ($1.75 per Mcfe for total production costs) and $1.10 per Mcfe ($1.57 per Mcfe for total production costs) for the three months ended June 30, 2014 and 2013, respectively, and $1.17 per Mcfe ($1.71 per Mcfe for total production costs) and $1.00 per Mcfe ($1.42 per Mcfe for total production costs) for the six months ended June 30, 2014 and 2013, respectively.

ATLAS ENERGY, L.P.

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Reconciliation of net income (loss) to non-GAAP measures(1):
Net income (loss)	$21,933	$(5,189)	$866	$(46,883)
Atlas Resource net loss attributable to ATLS common limited partners	3,186	3,111	4,884	6,449
Atlas Resource cash distributions earned by ATLS(2)	18,347	13,204	35,844	24,841
Atlas Pipeline net (income) loss attributable to ATLS common limited partners	(8,231)	(3,968)	(11,228)	(3,535)
Atlas Pipeline cash distributions earned by ATLS(2)	10,677	9,443	20,340	16,815
Development Subsidiary net loss attributable to ATLS common limited partners	368	1,157	801	1,157
Development Subsidiary cash distributions earned by ATLS(2)	43	—	82	—
Non-recurring spinoff and acquisition costs	—	—	77	—
Amortization of deferred finance costs	495	87	990	146
Depreciation, depletion and amortization	1,679	—	3,261	—
Non-cash stock compensation expense	9,622	5,578	16,987	11,354
Maintenance capital expenditures(3)	(300)	—	(600)	—
Gain on asset sales and disposal	(3)	—	(3)	—
Amortization of premiums paid on swaption derivative contracts associated with asset acquisition(4)	—	227	—	227
Other non-cash adjustments	(210)	417	(111)	249
Loss (income) attributable to non-controlling interests	(31,956)	(3,058)	(24,814)	26,040

Distributable Cash Flow(1)	$25,650	$21,009	$47,376	$36,860

Supplemental Adjusted EBITDA and Distributable Cash Flow Summary:
Atlas Resource Cash Distributions Earned(2):
Limited Partner Units	$14,412	$11,320	$28,745	$22,011
Class A Units (2%)	1,060	697	1,929	1,195
Incentive Distribution Rights	2,875	1,187	5,170	1,635

Total Atlas Resource Cash Distributions Earned(2)	18,347	13,204	35,844	24,841

per limited partner unit	$0.583	$0.540	$1.163	$1.050
Atlas Pipeline Cash Distributions Earned(2):
Limited Partner Units	3,625	3,568	7,193	6,963
General Partner 2% Interest	1,169	1,074	2,296	2,055
Incentive Distribution Rights	5,883	4,801	10,851	7,797

Total Atlas Pipeline Cash Distributions Earned(2)	10,677	9,443	20,340	16,815

per limited partner unit	$0.630	$0.620	$1.250	$1.200
Development Subsidiary Cash Distributions Earned(2)	43	—	82	—
Total Cash Distributions Earned	29,067	22,647	56,266	41,656
Production Margin	2,821	—	5,100	—
Cash general and administrative expenses(5)	(2,341)	(2,006)	(6,265)	(4,993)
Other, net	405	723	845	728

Adjusted EBITDA(1)	29,952	21,364	55,946	37,391
Cash interest expense(6)	(4,002)	(355)	(7,970)	(531)
Maintenance capital expenditures(3)	(300)	—	(600)	—

Distributable Cash Flow(1)	$25,650	$21,009	$47,376	$36,860

Discretionary adjustments considered by the Board of Directors of the General Partner in the determination of quarterly cash distributions:
Net cash from acquisitions from the effective date through closing date(7)	—	1,470	—	1,470

Distributable Cash Flow with discretionary adjustments by the Board of Directors of the General Partner(8)	$25,650	$22,479	$47,376	$38,330

Distributions Paid(9)	$25,435	$22,609	$49,299	$38,535
per limited partner unit	$0.49	$0.44	$0.95	$0.75
Surplus (Shortfall) of distributable cash flow with discretionary adjustments by the Board of Directors of the General Partner after distributions to unitholders(10)	$215	$(130)	$(1,923)	$(205)

(1)	EBITDA and Distributable Cash Flow is relevant and useful because it helps ATLS’ investors understand its operating performance, allows for easier comparison of its results with other master limited partnerships (“MLP”), and is a critical component in the determination of quarterly cash distributions. As a MLP, ATLS is required to distribute 100% of available cash, as defined in its limited partnership agreement (“Available Cash”) and subject to cash reserves established by its general partner, to investors on a quarterly basis. ATLS refers to Available Cash prior to the establishment of cash reserves as DCF. EBITDA, Adjusted EBITDA and DCF should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. While ATLS’s management believes that its methodology of calculating EBITDA, Adjusted EBITDA and DCF is generally consistent with the common practice of other MLPs, such metrics may not be consistent and, as such, may not be comparable to measures reported by other MLPs, who may use other adjustments related to their specific businesses. EBITDA, Adjusted EBITDA and DCF are supplemental financial measures used by ATLS’ management and by external users of ATLS’ financial statements such as investors, lenders under its credit facilities, research analysts, rating agencies and others to assess its:

•	Operating performance as compared to other publicly traded partnerships and other companies in the upstream and midstream energy sectors, without regard to financing methods, historical cost basis or capital structure;

•	Ability to generate sufficient cash flows to support its distributions to unitholders;

•	Ability to incur and service debt and fund capital expansion;

•	The viability of potential acquisitions and other capital expenditure projects; and

•	Ability to comply with financial covenants in its credit facility, which is calculated based upon Adjusted EBITDA.

DCF is determined by calculating EBITDA, adjusting it for non-cash, non-recurring and other items to achieve Adjusted EBITDA, and then deducting cash interest expense and maintenance capital expenditures. ATLS defines EBITDA as net income (loss) plus the following adjustments:

•	Interest expense;

•	Income tax expense;

•	Depreciation, depletion and amortization.

ATLS defines Adjusted EBITDA as EBITDA plus the following adjustments:

•	Cash distributions paid by ARP and APL within 45 days after the end of the respective quarter, based upon their distributable cash flow generated during that quarter;

•	Asset impairments;

•	Acquisition and related costs;

•	Non-cash stock compensation;

•	(Gains) losses on asset disposal;

•	Cash proceeds received from monetization of derivative transactions;

•	Amortization of premiums paid on swaption derivative contracts; and

•	Other items.

ATLS adjusts DCF for non-cash, non-recurring and other items for the sole purpose of evaluating its cash distribution for the quarterly period, with EBITDA and Adjusted EBITDA adjusted in the same manner for consistency. ATLS defines DCF as Adjusted EBITDA less the following adjustments:

•	Cash interest expense; and

•	Maintenance capital expenditures.

(2)	Represents the cash distribution paid by ARP, APL and its new Development Subsidiary within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(3)

Production from oil and gas assets naturally decline in future periods and, as such, ATLS recognizes the estimated capitalized cost of stemming such decline in production margin for the purpose of stabilizing its DCF and cash distributions, which it refers to as maintenance capital expenditures. ATLS calculates the estimate of maintenance capital expenditures by first multiplying its forecasted future full year production margin by its expected aggregate production decline of proved developed producing wells. Maintenance capital expenditures are then the estimated capitalized cost of wells that will generate an estimated first year margin equivalent to the production margin decline, assuming such wells are connected on the first day of the calendar year. ATLS does not incur specific capital expenditures expressly for the purpose of maintaining or increasing production margin, but such amounts are a hypothetical subset of wells it expects to drill in future periods on undeveloped acreage already leased. Estimated capitalized cost of wells included within maintenance capital expenditures are also based upon relevant factors, including utilization of public forward commodity exchange prices, current estimates for regional pricing differentials, estimated labor and material rates and other production costs. Generally, estimates for maintenance capital expenditures in the current year are the sum of the estimate calculated in the prior year plus estimates for the decline in production margin from wells connected during the current year and production acquired through acquisitions. ATLS considers expansion capital expenditures to be any capital expenditure costs expended that are not maintenance capital expenditures – generally, this will include expenditures to increase, rather than maintain, production margin in future periods, as well as land, gathering and processing, and other non-drilling capital expenditures.
(4)	Swaption derivative contracts grant ATLS the option to enter into a swap derivative transaction to hedge future production period sales prices for a stated option period, which generally have a duration of a few months and commences upon entering into the derivative contract, in return for an upfront premium. The amounts included within the reconciliation reflect the amortization of premiums ATLS paid to enter into swaption derivative contracts for certain acquired volumes over the option period. Generally, ATLS enters into swaption derivative contracts to hedge acquired volumes after the announcement of the signed definitive purchase and sale agreement to acquire the oil and gas properties, but before it closes on the transaction, as its senior secured revolving credit agreement does not allow it to hedge production volume until it owns such volumes. ATLS excludes such costs in its determination of DCF, Adjusted EBITDA and cash distributions for the respective period as they are specific to the related transaction.
(5)	Excludes non-cash stock compensation expense and certain non-recurring spinoff costs and acquisition and related costs.
(6)	Excludes non-cash amortization of deferred financing costs.
(7)	These amounts reflect net cash proceeds received from the effective date through the closing date of the EP Energy assets acquired, less estimated and pro forma amounts of maintenance capital expenditures and financing costs. The management of ATLS believes these amounts are critical in its evaluation of Distributable Cash Flow and cash distributions for the period. Under GAAP, such amounts are characterized as purchase price adjustments and are reflected in the net purchase price paid for the acquired assets, rather than reflected as components of net income or loss for the period. For the three and six months ended June 30, 2013, such amounts include pro forma net cash generated by the EP Energy assets of $3.0 million from April 1, 2013 to June 30, 2013, less pro forma interest expense of $1.1 million and estimated maintenance capital expenditures of $0.4 million.
(8)	Including the discretionary adjustments by the Board of Directors of the General Partner in the determination of quarterly cash distributions, Adjusted EBITDA would have been $24.3 million and $40.4 million for the three and six months ended June 30, 2013, respectively.
(9)	Represents the cash distribution paid within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(10)	ATLS seeks to at least maintain its current cash distribution in future quarterly periods, and expects to only increase such cash distributions when future Distributable Cash Flow amounts allow for it and are expected to be sustained. ATLS’ determination of quarterly cash distributions and its resulting determination of the amount of excess (shortfall) those cash distributions generate in comparison to Distributable Cash Flow are based upon its assessment of numerous factors which affect it, ARP and APL and the cash distributions it receives from these subsidiaries, including but not limited to future commodity price and interest rate movements, variability of operating asset performance, weather effects, and financial leverage. ATLS also considers its historical trailing four quarters of excess or shortfalls and future forecasted excess or shortfalls that its cash distributions generate in comparison to Distributable Cash Flow due to the variability of its Distributable Cash Flow generated each quarter, which could cause it to have more or less excess (shortfalls) generated from quarter to quarter.

ATLAS ENERGY, L.P.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	June 30, 2014
	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Consolidated
Total debt	$238,200	$1,203,973	$1,654,639	$3,096,812
Less: Cash	(12,985)	(3,993)	(4,074)	(21,052)

Total net debt	225,215	1,199,980	1,650,565	3,075,760
Partners’ capital	342,786	1,300,476	2,399,540	3,603,257	(1)

Total capitalization	$568,001	$2,500,456	$4,050,105	$6,679,017

Ratio of net debt to capitalization	0.40x

(1)	Net of eliminated amounts.

	December 31, 2013
	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Consolidated
Total debt	$239,400	$942,334	$1,707,310	$2,889,044
Less: Cash	(16,759)	(1,828)	(4,914)	(23,501)

Total net debt	222,641	940,506	1,702,396	2,865,543
Partners’ capital	371,849	1,067,291	2,259,905	3,222,876	(2)

Total capitalization	$594,490	$2,007,797	$3,962,301	$6,088,419

Ratio of net debt to capitalization	0.37x

(2)	Net of eliminated amounts.

ATLAS ENERGY, L.P.

Hedge Position Summary – Directly-Held E&P Assets

(as of August 7, 2014)

Natural Gas

Fixed Price Swaps
	Average
Production Period	Fixed Price	Volumes
Ended December 31,	(per mmbtu)(a)	(mmbtus)(a)
2014(b)	$4.18	2,070,000
2015	$4.30	2,280,000
2016	$4.43	1,440,000
2017	$4.59	1,200,000
2018	$4.80	420,000

(a)	“mmbtu” represents million metric British thermal units.
(b)	Reflects hedges covering the last six months of 2014.

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended June 30, 2014

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$6,637	$104,057	$—	$—	$110,694
Well construction and completion	—	16,336	—	—	16,336
Gathering and processing	—	3,758	717,592	(91)	721,259
Administration and oversight	—	4,166	—	—	4,166
Well services	—	6,365	—	—	6,365
Loss on mark-to-market derivatives	—	—	(6,367)	—	(6,367)
Other, net	525	35	(1,124)	—	(564)

Total revenues	7,162	134,717	710,101	(91)	851,889

Costs and expenses:
Gas and oil production	2,065	41,763	—	—	43,828
Well construction and completion	—	14,206	—	—	14,206
Gathering and processing	—	4,273	607,868	(91)	612,050
Well services	—	2,426	—	—	2,426
General and administrative	16,245	21,315	18,416	—	55,976
Depreciation, depletion and amortization	2,405	58,001	49,220	—	109,626

Total costs and expenses	20,715	141,984	675,504	(91)	838,112

Operating income (loss)	(13,553)	(7,267)	34,597	—	13,777
Gain on asset sales and disposal	3	9	48,465	—	48,477
Interest expense	(4,497)	(13,263)	(23,059)	—	(40,819)

Net income (loss) before tax	(18,047)	(20,521)	60,003	—	21,435
Income tax benefit	—	—	498	—	498

Net income (loss)	(18,047)	(20,521)	60,501	—	21,933
Income attributable to non-controlling interests	—	—	(3,965)	(27,991)	(31,956)

Net income (loss) attributable to common limited partners	$(18,047)	$(20,521)	$56,536	$(27,991)	$(10,023)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended June 30, 2013

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$47,094	$—	$—	$47,094
Well construction and completion	—	24,851	—	—	24,851
Gathering and processing	—	4,463	531,536	(77)	535,922
Administration and oversight	—	3,391	—	—	3,391
Well services	—	4,864	—	—	4,864
Gain on mark-to-market derivatives	—	—	27,107	—	27,107
Other, net	79	(1,337)	1,824	—	566

Total revenues	79	83,326	560,467	(77)	643,795

Costs and expenses:
Gas and oil production	—	19,035	—	—	19,035
Well construction and completion	—	21,609	—	—	21,609
Gathering and processing	—	4,959	448,986	(77)	453,868
Well services	—	2,305	—	—	2,305
General and administrative	8,741	14,217	30,916	—	53,874
Depreciation, depletion and amortization	—	22,197	46,383	—	68,580

Total costs and expenses	8,741	84,322	526,285	(77)	619,271

Operating income (loss)	(8,662)	(996)	34,182	—	24,524
Loss on asset sales and disposal	—	(672)	(1,519)	—	(2,191)
Interest expense	(442)	(4,508)	(22,581)	—	(27,531)
Loss on early extinguishment of debt	—	—	(19)	—	(19)

Net income (loss) before tax	(9,104)	(6,176)	10,063	—	(5,217)
Income tax benefit	—	—	28	—	28

Net income (loss)	(9,104)	(6,176)	10,091	—	(5,189)
Income attributable to non-controlling interests	—	—	(1,810)	(1,248)	(3,058)

Net income (loss) attributable to common limited partners	$(9,104)	$(6,176)	$8,281	$(1,248)	$(8,247)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Six Months Ended June 30, 2014

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$11,217	$200,302	$—	$—	$211,519
Well construction and completion	—	65,713	—	—	65,713
Gathering and processing	—	8,226	1,424,159	(146)	1,432,239
Administration and oversight	—	5,895	—	—	5,895
Well services	—	11,844	—	—	11,844
Loss on mark-to-market derivatives	—	—	(15,038)	—	(15,038)
Other, net	866	82	(931)	—	17

Total revenues	12,083	292,062	1,408,190	(146)	1,712,189

Costs and expenses:
Gas and oil production	4,031	78,555	—	—	82,586
Well construction and completion	—	57,142	—	—	57,142
Gathering and processing	—	8,686	1,208,464	(146)	1,217,004
Well services	—	4,908	—	—	4,908
General and administrative	30,290	37,770	36,356	—	104,416
Depreciation, depletion and amortization	4,207	108,238	98,459	—	210,904

Total costs and expenses	38,528	295,299	1,343,279	(146)	1,676,960

Operating income (loss)	(26,445)	(3,237)	64,911	—	35,229
Gain (Loss) on asset sales and disposal	3	(1,594)	48,465	—	46,874
Interest expense	(8,960)	(26,451)	(46,722)	—	(82,133)

Net income (loss) before tax	(35,402)	(31,282)	66,654	—	(30)
Income tax benefit	—	—	896	—	896

Net income (loss)	(35,402)	(31,282)	67,550	—	866
Income attributable to non-controlling interests	—	—	(6,427)	(18,387)	(24,814)

Net income (loss) attributable to common limited partners	$(35,402)	$(31,282)	$61,123	$(18,387)	$(23,948)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Six Months Ended June 30, 2013

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$93,158	$—	$—	$93,158
Well construction and completion	—	81,329	—	—	81,329
Gathering and processing	—	8,048	948,109	(148)	956,009
Administration and oversight	—	4,476	—	—	4,476
Well services	—	9,680	—	—	9,680
Gain on mark-to-market derivatives	—	—	15,024	—	15,024
Other, net	252	(1,317)	7,286	—	6,221

Total revenues	252	195,374	970,419	(148)	1,165,897

Costs and expenses:
Gas and oil production	—	34,251	—	—	34,251
Well construction and completion	—	70,721	—	—	70,721
Gathering and processing	—	9,372	796,385	(148)	805,609
Well services	—	4,623	—	—	4,623
General and administrative	17,504	31,784	45,244	—	94,532
Depreciation, depletion and amortization	—	43,405	76,841	—	120,246

Total costs and expenses	17,504	194,156	918,470	(148)	1,129,982

Operating income (loss)	(17,252)	1,218	51,949	—	35,915
Loss on asset sales and disposal	—	(1,374)	(1,519)	—	(2,893)
Interest expense	(677)	(11,397)	(41,267)	—	(53,341)
Loss on early extinguishment of debt	—	—	(26,601)	—	(26,601)

Net loss before tax	(17,929)	(11,553)	(17,438)	—	(46,920)
Income tax benefit	—	—	37	—	37

Net loss	(17,929)	(11,553)	(17,401)	—	(46,883)
(Income) loss attributable to non-controlling interests	—	—	(3,179)	29,219	26,040

Net loss attributable to common limited partners	$(17,929)	$(11,553)	$(20,580)	$29,219	$(20,843)

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

June 30, 2014

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$12,985	$3,993	$4,074	$—	$21,052
Accounts receivable	11,037	85,419	254,953	(6,056)	345,353
Receivable from (advances from) affiliates	32,140	(27,838)	(4,302)	—	—
Current portion of derivative asset	—	255	—	—	255
Subscriptions receivable	—	16,336	—	—	16,336
Prepaid expenses and other	378	21,023	26,549	—	47,950

Total current assets	56,540	99,188	281,274	(6,056)	430,946
Property, plant and equipment, net	75,956	2,666,718	2,984,168	—	5,726,842
Intangible assets, net	—	827	634,086	—	634,913
Investment in joint ventures	—	—	179,054	—	179,054
Goodwill, net	—	31,784	365,763	—	397,547
Long-term derivative asset	766	3,415	451	—	4,632
Investment in subsidiaries	445,601	—	—	(445,601)	—
Other assets, net	30,181	51,516	43,931	6,056	131,684

	$609,044	$2,853,448	$4,488,727	$(445,601)	$7,505,618

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$2,400	$—	$320	$—	$2,720
Accounts payable	6,845	96,778	124,074	—	227,697
Accrued producer liabilities	—	—	179,843	—	179,843
Current portion of derivative liability	379	19,983	11,454	—	31,816
Accrued interest	43	22,194	26,746	—	48,983
Accrued well drilling and completion costs	3,263	70,319	—	—	73,582
Accrued liabilities	11,152	37,119	52,810	(6,056)	95,025

Total current liabilities	24,082	246,393	395,247	(6,056)	659,666
Long-term debt, less current portion	235,800	1,203,973	1,654,319	—	3,094,092
Deferred income taxes, net	—	—	32,394	—	32,394
Asset retirement obligations and other	6,376	102,606	7,227	—	116,209
Partners’ Capital:
Common limited partners’ interests	346,103	1,314,685	2,327,760	(3,642,445)	346,103
Accumulated other comprehensive loss	(3,317)	(14,209)	—	14,209	(3,317)

	342,786	1,300,476	2,327,760	(3,628,236)	342,786
Non-controlling interests	—	—	71,780	3,188,691	3,260,471

Total partners’ capital	342,786	1,300,476	2,399,540	(439,545)	3,603,257

	$609,044	$2,853,448	$4,488,727	$(445,601)	$7,505,618

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2013

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$16,759	$1,828	$4,914	$—	$23,501
Accounts receivable	1,345	58,822	219,297	—	279,464
Receivable from (advances from) affiliates	29,654	(26,742)	(2,912)	—	—
Current portion of derivative asset	1	1,891	174	—	2,066
Subscriptions receivable	—	47,692	—	—	47,692
Prepaid expenses and other	122	10,097	17,393	—	27,612

Total current assets	47,881	93,588	238,866	—	380,335
Property, plant and equipment, net	65,865	2,120,818	2,724,192	—	4,910,875
Intangible assets, net	—	963	696,271	—	697,234
Investment in joint ventures	—	—	248,301	—	248,301
Goodwill, net	—	31,784	368,572	—	400,356
Long-term derivative asset	1,514	27,084	2,270	—	30,868
Investment in subsidiaries	476,169	—	—	(476,169)	—
Other assets, net	35,390	42,821	46,461	—	124,672

	$626,819	$2,317,058	$4,324,933	$(476,169)	$6,792,641

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$2,400	$—	$524	$—	$2,924
Accounts payable	882	69,346	79,051	—	149,279
Liabilities associated with drilling contracts	—	49,377	—	—	49,377
Accrued producer liabilities	—	—	152,309	—	152,309
Current portion of derivative liability	33	6,353	11,244	—	17,630
Accrued interest	43	20,622	26,737	—	47,402
Accrued well drilling and completion costs	418	40,481	—	—	40,899
Accrued liabilities	9,192	30,794	47,449	—	87,435

Total current liabilities	12,968	216,973	317,314	—	547,255
Long-term debt, less current portion	237,000	942,334	1,706,786	—	2,886,120
Deferred income taxes, net	—	—	33,290	—	33,290
Asset retirement obligations and other	5,002	90,460	7,638	—	103,100
Partners’ Capital:
Common limited partners’ interests	361,511	1,041,592	2,200,645	(3,242,237)	361,511
Accumulated other comprehensive income	10,338	25,699	—	(25,699)	10,338

	371,849	1,067,291	2,200,645	(3,267,936)	371,849
Non-controlling interests	—	—	59,260	2,791,767	2,851,027

Total partners’ capital	371,849	1,067,291	2,259,905	(476,169)	3,222,876

	$626,819	$2,317,058	$4,324,933	$(476,169)	$6,792,641

ATLAS ENERGY, L.P.

Ownership Interests Summary

Atlas Energy Ownership Interests as of August 7, 2014:	Amount	Overall Ownership Interest Percentage
ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,962,485	23.5%
Preferred units	3,749,986	4.2%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource		29.7%

DEVELOPMENT SUBSIDIARY:
General partner interest	80.0%	2.0%
Common units	200,010	4.0%
Incentive distribution rights	80.0%	N/A

Total Atlas Energy ownership interests in Development Subsidiary		6.0%

ATLAS PIPELINE:
General partner interest	100%	2.0%
Common units	5,754,253	5.7%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Pipeline		7.7%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.9%
Approximate limited partner ownership interest		12.0%